Exhibit 99.4

JOINT FILING AGREEMENT

The undersigned hereby agree that this Statement on Schedule 13D with respect to the common shares of NovaCopper Inc., dated the date hereof, is, and any amendments thereto signed by the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together constitute one instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of this 5th day of January, 2016.

ELECTRUM STRATEGIC RESOURCES L.P. By: Electrum Strategic Management LLC, its General Partner

By:	/s/ Michael H. Williams
Name: Michael H. Williams
Title: Managing Director

ELECTRUM GLOBAL HOLDINGS L.P. By: TEG Global GP Ltd., its General Partner

By:	/s/ William Natbony
Name: William Natbony
Title: Director

LEOPARD HOLDINGS LLC

By:	/s/ William Natbony
Name: William Natbony
Title: Manager

TEG GLOBAL GP LTD.

By:	/s/ William Natbony
Name: William Natbony
Title: Director

GRAT HOLDINGS LLC

By:	/s/ William Natbony
Name: William Natbony
Title: Manager

THE ELECTRUM GROUP LLC

By:	/s/ Michael H. Williams
Name: Michael H. Williams
Title: Senior Managing Director
/s/ Thomas S. Kaplan
Thomas S. Kaplan

ELECTRUM STRATEGIC OPPORTUNITIES FUND L.P. By: Electrum Strategic Opportunities Fund GP L.P., its General Partner By: ESOF GP Ltd., its General Partner

By:	/s/ Michael H. Williams
Name: Michael H. Williams
Title: Director

ESOF GP LTD.

By:	/s/ Michael H. Williams
Name: Michael H. Williams
Title: Director

SCHEDULE A

Electrum Strategic Opportunities Fund L.P.

ESOF GP is the sole general partner of Electrum Strategic Opportunities Fund GP L.P., the sole general partner of ESOF.   Global Holdings is the owner of all of the equity interests of ESOF GP.

ESOF GP Ltd.

ESOF GP is the sole general partner of Electrum Strategic Opportunities Fund GP L.P., the sole general partner of ESOF.

The board of directors of ESOF GP consists of the following individuals: Thomas S. Kaplan, Eric N. Vincent, Michael H. Williams and Andrew M. Shapiro.

The principal occupation and principal business address of each director of ESOF GP are as follows:

Name	Principal Occupation	Principal Business Address
Thomas S. Kaplan	Businessman	c/o Tigris Group Inc. 535 Madison Avenue, 12th Floor New York, NY 10022
Eric N. Vincent	Businessman	c/o The Electrum Group LLC 700 Madison Avenue, 5th Floor New York, NY 10065
Michael H. Williams	Businessman	c/o The Electrum Group LLC 700 Madison Avenue, 5th Floor New York, NY 10065
Andrew M. Shapiro	Businessman	c/o The Electrum Group LLC 700 Madison Avenue, 5th Floor New York, NY 10065

Electrum Strategic Resources L.P.

Global Holdings is the owner of all of the limited partnership interests of Electrum Strategic and all of the equity interests of Electrum Strategic Management LLC, the general partner of Electrum Strategic formed in connection with Electrum Strategic’s conversion from a limited liability company to a limited partnership. Global Holdings is in the business of investing.

Electrum Global Holdings L.P.

Global GP is the sole general partner of Global Holdings.  In accordance with the limited partnership agreement of Global GP, the board of directors of Global GP serve in a like function with respect to Global Holdings.

TEG Global GP Ltd.

The board of directors of  Global GP consists of the following individuals: William Natbony, Ali Erfan, Taek Jho Low and Kevin Kokko.

The principal occupation and principal business address of each director of TEG Global GP Ltd. are as follows:

Name	Principal Occupation	Principal Business Address
William Natbony	Businessman	c/o Tigris Group Inc. 535 Madison Avenue, 12th Floor New York, NY 10022
Ali Erfan	Businessman	c/o The Electrum Group LLC 700 Madison Avenue, 5th Floor New York, NY 10065
Taek Jho Low	Businessman	c/o The Electrum Group LLC 700 Madison Avenue, 5th Floor New York, NY 10065
Kevin Kokko	Businessman	c/o The Electrum Group LLC 700 Madison Avenue, 5th Floor New York, NY 10065

Leopard Holdings LLC

William Natbony is the sole manager of Leopard.  Mr. Natbony's principal business address is 535 Madison Avenue, 12th Floor, New York, NY 10022.  Mr. Natbony's principal business is as a businessman.

GRAT Holdings (a Reporting Person under the Amendment) is the owner of Leopard.  GRAT Holdings is in the business of investing.

GRAT Holdings LLC

William Natbony is the sole manager of GRAT Holdings LLC.  Mr. Natbony's principal business address is 535 Madison Avenue, 12th Floor, New York, NY 10022.  Mr. Natbony's principal business is as a businessman.

The Investment Committee of GRAT Holdings is comprised of Mr. Natbony, Amelia J. Zoler and Lillian Saldanha.  The principal business address of each of Ms. Zoler and Ms. Saldanha is 535 Madison Avenue, 12th Floor, New York, NY 10022.  Ms. Zoler’s principal business is as Vice-Chairman and Chief Financial Officer of Tigris Group Inc.  Ms. Saldanha’s principal business is as an employee of Tigris Group Inc.  GRAT Holdings is owned by certain trusts of which Mr. Natbony is trustee.

The Electrum Group LLC

The board of directors of The Electrum Group LLC consists of the following individuals: Thomas S. Kaplan, Eric Vincent, Joshua Fink and Michael H. Williams and (ii) the executive officers of the Electrum Group LLC consist of Thomas S. Kaplan (Chairman and Chief Investment Officer), Joshua Fink (Vice Chairman) and Eric Vincent (Chief Executive Officer).

The principal occupation and principal business address of each director and executive officer of The Electrum Group LLC are as follows:

Name	Principal Occupation	Principal Business Address
Thomas S. Kaplan	Businessman	c/o The Electrum Group LLC 700 Madison Avenue, 5th Floor New York, NY 10065
Eric Vincent	Businessman	c/o The Electrum Group LLC 700 Madison Avenue, 5th Floor New York, NY 10065
Michael H. Williams	Businessman	c/o The Electrum Group LLC 700 Madison Avenue, 5th Floor New York, NY 10065
Joshua Fink	Businessman	c/o The Electrum Group LLC 700 Madison Avenue, 5th Floor New York, NY 10065